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                                  Exhibit 10.4

      Research and Development Cost Sharing Agreement between the Company and Sideware International SRL, effective August 27, 1999

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                                   ECRM PRODUCTS

                              RESEARCH AND DEVELOPMENT

                               COST SHARING AGREEMENT

This Research and Development Cost Sharing Agreement (the "Agreement") is dated for reference the 27th day of August 1999.

BETWEEN:

          SIDEWARE INTERNATIONAL SRL, a society subsisting under the laws of Barbados and having an office at 2nd Street, Holetown, St. James, Barbados

          (hereinafter "International")
                                                             OF THE FIRST PART;

AND:

          SIDEWARE SYSTEMS INC., a company subsisting under the laws of British Columbia, Canada, and having its head office at #102-930 West 1st Street, North Vancouver, B.C., V7P 3N4

          (hereinafter "Canco")
                                                            OF THE SECOND PART;

WHEREAS:

A. International was formed on August 27, 1999, for the purpose of developing, distributing and selling computer software products in world-wide markets;

B. Canco has been engaged in the business of developing, distributing and selling software products predominantly in the Canadian market;

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                                      -2-

C. International and Canco will each engage in the business of designing, developing, distributing and selling software products that facilitate electronic commerce over the internet through electronic customer relations management (the "ECRM Products");

D. Effective from September 1, 1999, International and Canco have agreed to pool their respective resources for the purpose of conducting research and development with respect to the design and development of ECRM Products and to share the risks and costs of such research and development activity and the intangible property as may be developed therefrom on the terms of this Agreement;

E. International and Canco have agreed to share ownership and rights to, as well as to exploit the proprietary technology developed on the terms contained in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and undertakings herein contained, International and Canco record their agreement as follows:


                                     SECTION 1

                                   INTERPRETATION

1.01   DEFINITIONS - In this Agreement:

"Confidential Information" shall mean any information disclosed by one party to the other pursuant to this Agreement which is in written, graphic, machine readable or other tangible form and is marked "Confidential", "Proprietary", or in some other manner to indicate its confidential nature, or is otherwise known to be confidential information of the disclosing party. Confidential Information may also include oral information disclosed by one party to the other pursuant to this Agreement, provided that such formation is designated as confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered

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                                      -3-

to the receiving party. All Developed Technology shall be considered Confidential Information of each party.

"Developed Technology" shall mean any Technology arising out of or constituting the results of the Research Program conducted by the parties.

"Developed Technology Documentation" shall have the meaning provided in
Section 7.01 of this Agreement and shall include all written materials or other media pertaining to a Developed Technology and all information, concepts, data, and techniques included therein.

"R&D Costs" of a party shall mean and include all costs incurred by a party in connection with and properly allocable to the Research Program, including all direct and indirect costs and expenses incurred by a party for the conduct by it of the Research Program as well the cost of any Technology or other intangible property purchased, licensed or otherwise acquired from third parties as part of the Research Program.

"Research Program" shall mean that term described in Section 3 of this Agreement.

"Share of R&D Costs" of a party shall mean the portion of the R&D Costs allocated to the party under this Agreement.

"Technology" shall mean any and all technologies, procedures, processes, designs, inventions, discoveries, know-how and works of authorship, including without limitation documentation, and all (i) issued patents, utility models and the like, and applications therefore pending before any relevant authority world-wide, including any additions, continuations, continuations-in-part, divisions, reissues or extensions based thereon, (ii) copyrights and other rights in works of authorship; (iii) mass work rights,
(iv) trade secrets, and (v) Confidential Information and any other intellectual property rights constituting, embodied in or pertaining thereto.

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                                      -4-

                                     SECTION 2

                           JOINT RESEARCH AND DEVELOPMENT

2.01 The parties hereto agree to combine their research and development efforts and to share the costs, risks and rights relating to the development of the ECRM Products, related and successor technology (whether or not foreseen at the time hereof), and such other items as the parties may agree to from time to time, including both basic or experimental research and product-specific research (whether relating to new product development or the improvement, adaptation or modification of existing products, as well as the development of prototypes) which the parties may agree to make part of the joint ECRM Products research and development program. The parties hereto intend that the arrangements contemplated by this Agreement constitute a "qualified cost contribution arrangement" pursuant to subsection 247(1) of the INCOME TAX ACT, Canada.


                                     SECTION 3

                        DEVELOPMENT ACTIVITIES AND SCHEDULES

3.01 At the beginning of each year, or at such other times agreed to by the parties, unless this Agreement shall have terminated in accordance with the provisions of this Agreement, the parties shall:

       (a) agree upon the ECRM Products research and development activities to be undertaken during the year; and

       (b) prepare a development schedule for the activities to be undertaken including an allocation of the development responsibilities of each party, including, without limitation, the location where the development activities will occur.

The research and development activities and schedule described in this
Section 3.01 (the "Research Program") shall be considered a part of this Agreement. The parties hereto may amend or modify the Research Program at any time during the year as they shall agree.

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                                        -5-

                                     SECTION 4

                                  COST ALLOCATION

4.01 ALLOCATION OF OWNERSHIP - The parties have agreed that they shall jointly own and hold the Developed Technology. The party's respective ownership rights in the Developed Technology are set out in Sections 6.01 and
6.02 herein.

4.02 ALLOCATION OF R&D COSTS - The parties intend that the proportion of R&D Costs borne by each party shall be based upon the reasonably anticipated benefits to be derived by each party as a result of commercial exploitation of the Developed Technology. The parties believe that reasonably anticipated benefits to be derived from commercial exploitation of the Developed Technology may be best measured by the sales revenue reasonably expected to be derived from the licensing and sale of copies of the Developed Technology by the parties in accordance with their respective ownership rights set out in Sections 6.01 and 6.02 of this Agreement.

4.03 ANTICIPATED BENEFITS - As of the date of this Agreement, the parties believe that Canco's reasonably anticipated benefits from the Developed Technology shall be one tenth (1/10th) of the total of both parties' reasonably anticipated benefits relating to the Developed Technology, and the parties believe that International's reasonably anticipated benefits from the Developed Technology shall be nine tenths (9/10ths) of the total of both parties' reasonably anticipated benefits relating to the Developed Technology. The parties will annually review their projections of the anticipated benefits from the Developed Technology and their respective shares of such anticipated benefits, and if warranted, adjust the agreement with respect to each party's share of such anticipated benefits for the purposes of this Agreement. Such adjustments shall only apply to allocation of R&D Costs incurred after the date of such adjustments.

4.04 SHARE OF R&D COSTS - To implement the foregoing Sections 4.01 to 4.03, Canco's Share of R&D Costs incurred each year in conduct of the Research Program shall be equal to ten percent (10%) of such R&D Costs until adjusted pursuant to the terms of this Agreement. International's

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                                        -6-

Share of R&D Costs incurred each year in conduct of the Research Program shall be equal to ninety percent (90%) of such R&D Costs, until adjusted pursuant to the terms of this Agreement.

4.05   DOCUMENTATION - Each party hereto shall maintain documentation regarding:

       (a) the methodology and data used to establish projections of the anticipated benefits from commercial exploitation of Developed Technology;

       (b)    the total amount of R&D costs incurred pursuant to this Agreement;

       (c)    the R&D costs borne by each party hereto:

       (d) the accounting method used to determine the costs and projections of anticipated benefits of the Developed Technology (including the method used to translate foreign currencies), and, to the extent such accounting method materially differs from United States generally accepted accounting principles, an explanation of such material differences; and

       (e)    any prior research relating to the Developed Technology.

       The parties shall exchange their respective documentation as it becomes available.

4.06 ACCOUNTING METHODS - The parties hereto agree to use a consistent method of accounting to measure R & D Costs, and agree to translate foreign currencies on a consistent basis.

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                                        -7-

                                     SECTION 5

                            STATEMENT OF R&D ACTIVITIES

                           PAYMENT OF SHARE OF R&D COSTS

5.01 STATEMENTS OF R&D ACTIVITIES - Each party shall on a monthly basis report to the other party with respect to the progress made on the development responsibilities allocated to that party pursuant to the Research Program described in Section 3.01. Such report shall also include any suggested amendments to the Research Program.

5.02 INTERNATIONAL SHARE OF R&D COSTS - While this Agreement remains in effect, Canco shall provide to International a statement of R&D Costs incurred by Canco each month by the end of the following month. Such statement shall also invoice International's share of the R&D Costs to be reimbursed to Canco, and generally be in the form attached hereto as Schedule "A".

5.03 CANCO SHARE OF R&D COSTS - While this Agreement remains in effect, International shall provide to Canco a statement of R&D Costs incurred by International each month by the end of the following month. Such statement shall also invoice Canco's share of the R&D Costs to be reimbursed to International, and generally be in the form attached hereto as Schedule "A".

5.04 PAYMENTS OF REIMBURSEMENTS - Within one month of exchanging the statements of R&D Costs for a particular month pursuant to Sections 5.02 and 5.03, the party owing the greater of the two amounts invoiced in the statements (the "Payor") shall pay to the other party the amount invoiced to the Payor less the amount that the Payor invoiced to the other party.

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                                     SECTION 6

                                DEVELOPED TECHNOLOGY

6.01   OWNERSHIP AND FILINGS

       (a) Canco and International agree that legal title to the Developed Technology should be held by one party in order to most effectively protect the Developed Technology by making it easier to prosecute claims against infringers and to make filings for patent applications, and copyright and mass work registrations, and agree that Canco should hold legal title to the Developed Technology, subject to the rights held by International as described in Section 6.02 below. Legal title to Developed Technology which is conceived or developed by employees of either party or of both parties shall be held and remain in Canco, subject to the rights to be held and retained by International pursuant to Section 6.02 below.

       (b) Canco shall have the right of first election to file patent applications and copyright and mass work registrations (the "Filings"). Canco will make its election at the earliest practicable time and will notify International in writing of its decision to file any such Filings. In addition, Canco will consult with International regarding the content of such Filings and will send International a copy of any such Filings and all correspondence with the applicable governmental offices. The party that prepares and files any Filings will bear the expenses of preparing, filing and prosecuting that application and of paying any taxes, annuities or maintenance fees on the pending application and on any patent, copyright or mass work right issued thereon. The non-filing party agrees at no charge to furnish all documents and other assistance reasonably requested for the purpose of the filing and prosecution of such Filings. All Filings will be filed in the name of Canco, and all patents on inventions and mass work rights issued in relation to the Developed Technology will be held in the name of Canco.

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                                        -9-

6.02 INTERNATIONAL'S RIGHTS IN DEVELOPED TECHNOLOGY - Subject to the terms and conditions of this Agreement, Canco and International agree that International shall have and hold a non-exclusive, transferable, perpetual, irrevocable, royalty-free right and license, with right to grant and authorize sublicenses, on and in respect of any Developed Technology, to practice, use and modify the Developed Technology in order to develop, use, make, have made, sell and otherwise distribute, directly or indirectly, the Developed Technology world-wide outside of Canada.

6.03 INFRINGEMENT - If either party becomes aware of any actual or potential infringement or misappropriation of any Developed Technology, then such party shall promptly notify the other party in writing of such infringement ("Infringement Notice").

       (a) International shall have the sole right to prosecute infringements of any Developed Technology or infringement or misappropriation of any trade secret contained in Developed Technology throughout the world other than in Canada, and Canco shall have the sole right to prosecute infringements of any Developed Technology or infringement or misappropriation of any trade secret contained in Developed Technology in Canada.

       (b) If the party having the sole right to prosecute an infringement does not take reasonable actions to such end before the end of ninety (90) days from the issuance of an Infringement Notice or notifies the other party that it does not intend to prosecute such infringement, then (i) the other party shall have the sole right for sixty (60) days at its expense to prosecute such infringement and (ii) the party which did not prosecute such infringement during such ninety (90) day period shall take all actions reasonably requested by the other party in such prosecution, subject to indemnification by the prosecuting party of the other party. If the other party does not take reasonable actions to prosecute such infringement to such end before the end of such sixty (60) day period or notifies the party having the initial right to prosecute that it does not intend to prosecute such infringement, then Section 6.03(b) shall become applicable again.

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                                        -10-

              The parties shall consult with each other concerning prosecution of infringement or misappropriation of know-how not protected by Developed Technology and the allocation of costs or awards relating to such prosecution.

6.04 THIRD PARTY LICENSES - Any Technology used to create Developed Technology licensable or sublicensable by Canco or International because of an agreement with a third party and as to which Canco or International is required to make payment to a third party, and under which Canco or International is free to grant full licenses or sublicenses to the other party under the terms of this Agreement, shall be licensed to the other party to the extent and subject to the terms of the agreement with such third party.

                                     SECTION 7

                          DELIVERY OF DEVELOPED TECHNOLOGY

7.01 DEVELOPED TECHNOLOGY DOCUMENTATION - All documentation whether in paper form or other media, relating to Developed Technology (the "Developed Technology Documentation") shall be in the English language and shall be in accordance with United States standards, measurements and practices. The costs of any translation of the Developed Technology and adaptation of it for a particular country shall be borne by the party desiring such translation.

7.02   DISCLOSURE OF DEVELOPED TECHNOLOGY - Subject to the provisions of this
Section 7, each party shall exercise reasonably diligent efforts to disclose and deliver to the other party the Developed Technology and the Developed Technology Documentation, to the extent not otherwise in such receiving party's possession, as promptly as is practicable during the term of this Agreement. A delivering party shall exercise reasonably diligent efforts to ensure the accuracy of all Developed Technology provided but does not warrant that all such Developed Technology will be accurate in all respects.

7.03 DELIVERY RESTRICTION - No Developed Technology Documentation shall be delivered within the State of California unless such delivery is by means of remote telecommunications or unless the

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                                        -11-

parties hereto are satisfied that such transfer will not incur a sales or use tax liability. Any attempted delivery contrary to the terms hereof shall be void and of no effect. If the delivery is made by remote telecommunications, the parties shall keep a detailed contemporaneous log documenting each transmission by date, time, place, and the individuals responsible for such transmission.

7.04 CONFIDENTIALITY - Notwithstanding any failure to so mark it, all information included or embodied in the Developed Technology Documentation shall be deemed Confidential Information.

                                     SECTION 8

                                 BEARING OF RISKS,

                              NO ASSURANCE OF SUCCESS

8.01 Each party conducting research and development shall be solely responsible to use commercially reasonable efforts to design and develop the products, devices and processes contemplated by the Research Program. No party makes a warranty or guarantee that such product or process design or development efforts will be successful or accomplished in a timely manner or that the Developed Technology will be commercially viable. No party hereto shall be liable to the other party hereto for failure to create Developed Technology in accordance with this Agreement. Notwithstanding anything to the contrary herein, each party shall bear its Share of R&D Costs regardless of whether any Developed Technology is in fact produced and regardless of whether the parties realize any income from any Developed Technology.

                                     SECTION 9

                              CONFIDENTIAL INFORMATION

9.01 NONDISCLOSURE OF CONFIDENTIAL INFORMATION - Each party shall treat as confidential all Confidential Information of the other party, shall not use such Confidential Information except as set forth herein, and shall not disclose such Confidential Information to any third party except as may be reasonably required pursuant to this Agreement, and subject to confidentiality obligations at least as protective as those set forth herein. Without limiting the foregoing, each of the parties shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance to prevent the disclosure of Confidential Information disclosed to it by the other party under this Agreement.

9.02 LIMITATION OF LIABILITY - Notwithstanding the above, neither party shall have liability to the other with regard to any Confidential Information of the other which:

       (a) was in the public domain at the time it was disclosed or becomes in the public domain through no fault of the receiver;

       (b) was known to the receiver, without restriction, at the time of disclosure as shown by the files of the receiver in existence at the time of disclosure;

       (c)    is disclosed with the prior written approval of the discloser;

       (d) was independently developed by the receiver without any use of the Confidential Information and by employees or other agents of (or independent contractors hired by) the receiver who have not been exposed to the Confidential Information;

       (e) becomes known to the receiver, without restriction, from a source other than the discloser without breach of this Agreement by the receiver and otherwise not in violation of the discloser's rights;

       (f) is released by the other party from confidential treatment by written consent; or

       (g) is disclosed pursuant to the order or requirement of a court, administrative agency, or other governmental body, provided, however, that the receiver shall provide

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                                        -13-

              prompt notice thereof to enable the discloser to seek a protective order or otherwise prevent such disclosure.

9.03 NONDISCLOSURE AGREEMENTS - Each party shall exert its best efforts, including, but not limited to, the execution of proprietary non-disclosure agreements with employees and consultants, and legal action, to enforce compliance with the provisions of this Section 9 by its directors, officers, employees, and any third party having access to the other party's Confidential Information.

9.04 REMEDIES - Unauthorized use by either party of Confidential Information provided to it by the other party hereunder will diminish the value to the other party of such information. Therefore, if either party breaches any of its obligations with respect to confidentiality and unauthorized use of Confidential Information hereunder, the other party shall be entitled to equitable relief to protect its interest therein, including but not limited to injunctive relief, as well as monetary damages.

                                     SECTION 10

                                        TERM

10.01 TERM - The term of this Agreement shall be one (1) year commencing August 27, 1999, and shall automatically be renewed for additional one-year terms thereafter unless either party gives thirty (30) days written notice to the other prior to the end of the term of its intent to terminate this Agreement or unless terminated earlier under the provisions of this Section 10.

10.02 TERMINATION FOR CONVENIENCE - This Agreement may be cancelled by either party for any reason or no reason by giving the other party written notice sixty (60) days in advance.

10.03  TERMINATION ON DEFAULT - Subject to the terms set forth in this
Section 10.03 if either party defaults in the performance of its material obligations hereunder, the other party shall have the option, upon written notice to the defaulting party, to terminate this Agreement. If within thirty (30) days after the notice of termination, the defaulting party shall not have remedied the default, the parties shall consult in good faith for an additional thirty (30) days to develop a plan to remedy

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                                        -14-

such default and if such default is not corrected after such thirty (30) days period, then this Agreement shall terminate.

10.04 TERMINATION IN THE EVENT OF BANKRUPTCY - This Agreement may be terminated by either party on notice, (i) upon the institution by the other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of the debts, (ii) upon the institution of such proceedings against the other party, which are not dismissed or otherwise resolved in such party's favour within sixty (60) days thereafter,
(iii) upon the other party's making a general assignment for the benefit of creditors, or (iv) upon the other party's dissolution or ceasing to do business in the normal course.

10.05 SURVIVAL - Notwithstanding the expiration or termination of this Agreement, it is acknowledged and agreed that those rights and obligations which by their nature are intended to survive such expiration or earlier termination shall survive, including without limiting the foregoing, the provisions of Sections 6, 7 and 9. Upon any termination of this Agreement, no party shall relinquish any of its rights to Developed Technology acquired hereunder as it exists on such termination date but shall have no ownership, rights, or license to Technology subsequently created or developed by the other party.

                                     SECTION 11

                                      GENERAL

11.01 EXISTING CANCO TECHNOLOGY - The parties hereto acknowledge that Canco and International have entered into a License Agreement of even date herewith granting certain rights from Canco to International relating to existing Canco Technology.

11.02 ASSIGNMENT - No party may assign its rights or obligations under this Agreement without the prior written consent of the other party, and any purported assignment without such consent shall have no force or effect. Subject to the foregoing, this Agreement shall bind and inure to the benefit of the respective parties hereto and their successors and assigns.

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                                        -15-

11.03 WAIVER - Any waiver by any party of any default by the other hereunder shall not be deemed to be a continuing waiver of such default or a waiver of any other default or of any of the terms and conditions of this Agreement.

11.04 AMENDMENTS - The terms and conditions of this Agreement may not be superseded, modified, or amended except in writing stating that it is such a modification and signed by an authorized representative of each party hereto.

11.05 GOVERNING LAW; FORUM SELECTION - This Agreement shall be governed by the laws of British Columbia, without reference to conflict of laws principles. All disputes arising out of this Agreement shall be subject to the exclusive jurisdiction and venue of British Columbia courts and the parties consent to the personal and exclusive jurisdiction and venue of these courts.

11.06 ATTORNEYS' FEES - The prevailing party in any legal action brought by one party against the other shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses incurred thereby, including court costs and reasonable attorneys' fees.

11.07 NOTICES - Any notice which any party desires or is obligated to give to the other shall be given in writing or by facsimile or telex and sent to the appropriate address set forth above, attention: President, or to such other address as the party to receive the notice may have last designated in writing. Except as otherwise expressly provided herein, notice shall be deemed to have been received on the earlier of the date when actually received or ten (10) days after being deposited in the mail, postage prepaid, registered or certified mail, or within one (1) day if by facsimile or telex.

11.08 INDEPENDENT CONTRACTORS - This Agreement does not create a principal or agent, employer or employee, partnership, joint venture, or any other relationship except that of independent contractors between the parties. Nothing contained herein shall be construed to create or imply a joint venture, principal and agent, employer or employee, partnership, or any other relationship except that of independent contractors between the parties, and neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other in connection with the performance hereunder.

11.09 HEADINGS; COUNTERPARTS - Headings to Sections of this Agreement are to facilitate reference only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof. This Agreement may be executed in two (2) counterparts or duplicate originals, all of which shall be regarded as one and the same instrument, and which shall be the official and governing version in the interpretation of this Agreement.

11.10 PARTIAL INVALIDITY - If any provision in this Agreement shall be found or be held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, then the meaning of said provision shall be construed, to the extent feasible, so as to render the provision enforceable, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement which shall remain in full force and effect. In such event, the parties shall negotiate, in good faith, a substitute, valid and enforceable provision which most nearly effects the parties' intent in entering into this Agreement.

11.11 FORCE MAJEURE - Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the nonperformance party.

IN WITNESS WHEREOF, the parties have recorded their agreement on the _____ day of November, 1999, intending it to be effective from August 27, 1999.

SIDEWARE INTERNATIONAL SRL                SIDEWARE SYSTEMS INC.


By:    "signed"                           By:    "signed"
   ---------------------------------         ---------------------------------